UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2019

PRECIPIO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-36439 (Commission File Number)	91-1789357 (I.R.S. Employer Identification No.)

4 Science Park, New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(203) 787-7888

(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on February 8, 2018, Precipio, Inc., a Delaware corporation (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Leviston Resources LLC (“Leviston”) pursuant to which Leviston agreed to purchase up to $8 million in shares of the Company’s common stock, subject to the terms and conditions set forth therein, including, without limitation, (x) the Company’s obligation to pay a $420,000 commitment fee (the “Commitment Fee Obligation”), (y) the Company’s obligation pay to Leviston the Black-Scholes value of any warrants to purchase the Company’s common stock issued in any offering occurring during a proscribed period (the “Warrant Obligations”) and (z) certain other provisions, which obligated the Company to pay additional amounts in cash to Leviston in connection with certain breaches or defaults occurring under the Purchase Agreement (the “Damage Obligations” and, collectively with the Commitment Fee Obligation and the Warrant Obligations, the “Obligations”). On January 29, 2019, the Company entered into a settlement agreement (the “Settlement Agreement”) with Leviston pursuant to which the Company issued to Leviston a convertible note in the amount of $700,000 (the “Note”) in full satisfaction of the Obligations. The Note is payable by the Company (i) in fourteen equal monthly installments commencing on the earlier to occur of (x) the last day of the month upon which a registration statement to be filed by the Company covering the resale of the shares of common stock underlying the Note is declared effective by the Securities and Exchange Commission and (y) the six month anniversary of the date of issuance, (ii) upon the closing of a qualified offering, namely the Company raising gross proceeds of at least $4,000,000 or (iii) such earlier date as the Note is required or permitted to be repaid pursuant to its terms. The Company, at its option, may redeem some or the entire then outstanding principal amount of the Note for cash.

The conversion price in effect on any conversion date shall equal the VWAP of the common stock on such Conversion Date. The Note may not be converted if, after giving effect to the conversion, Leviston together with its affiliates, would beneficially own in excess of 4.99% of the outstanding shares of the Company’s common stock.

The Company shall file a registration statement within 10 business days from the date of the Settlement Agreement covering the resale of the maximum number of shares of common stock issuable upon conversion of the Note.

In accordance with the terms of the Settlement Agreement, during the period commencing on the issuance date of the Note and ending on the date Leviston no longer beneficially owns any shares of common stock issuable upon conversion of the Note, Leviston shall not sell, on any given trading day, more than the greater of (i) $10,000 of common stock (subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar event after the date hereof) and (ii) 10% of the daily average composite trading volume of the Company’s common stock as reported by Bloomberg, LP (subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar event after the date hereof) for such trading day.

In addition to the Settlement Agreement and the Note, the Company and Leviston have each executed a release (the “Release”) pursuant to which each of the Company and Leviston agreed to release the other party from their respective obligations arising from or concerning the Obligations.

The foregoing is only a brief description of the material terms of the Settlement Agreement, the Note and the Release and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Settlement Agreement, the form of Note and the Release that is filed as Exhibit 10.1, Exhibit 3.1 and Exhibit 10.2 respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosures in Item 1.01 of this Current Report are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Current Report are incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits.

3.1	Form of Convertible Note
10.1	Settlement Agreement dated January 29, 2019
10.2	Form of Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

By:	/s/Ilan Danieli
Name:	Ilan Danieli
Title:	Chief Executive Officer

Date: January 30, 2019